                                                                EXHIBIT (11)

                                  HONEYWELL INC. AND SUBSIDIARIES

                                COMPUTATION OF EARNINGS PER SHARE
                          (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
                                         (UNAUDITED)

                                                                    THREE MONTHS ENDED
                                                                  APRIL 4,        APRIL 3,
                                                                   1994            1993
                                                                -----------     -----------
PRIMARY:
Income:
  Net income...............................................     $      47.7     $      57.3
                                                                -----------     -----------
                                                                -----------     -----------

Shares:
  Weighted average of shares outstanding during the year...     130,837,509     136,122,503
                                                                -----------     -----------
                                                                -----------     -----------

Earnings per share:
  Net income...............................................     $      0.36     $      0.42
                                                                -----------     -----------
                                                                -----------     -----------

ASSUMING FULL DILUTION:
Income:
  Net income...............................................     $      47.7     $      57.3
                                                                -----------     -----------
                                                                -----------     -----------
Shares:
  Weighted average of shares outstanding during the year...     130,837,509     136,122,503
  Shares issuable in connection with stock plans
   less shares purchaseable from proceeds..................         726,095       1,012,427
                                                                -----------     -----------
    Total Shares...........................................     131,563,604     137,134,930
                                                                -----------     -----------
                                                                -----------     -----------

Earnings per share:
  Net income...............................................     $      0.36     $      0.42
                                                                -----------     -----------
                                                                -----------     -----------
